Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Third Quarter 2026 Results

Revenue increased 64% year over year to $148.8 million, well above the high end of guidance

Rest-of-Market revenue more than doubled year over year to a record 46% of total revenue

Company raises full-year 2026 revenue outlook to $545 million - $555 million

SAN JOSE, California, November 2, 2026 - Harmonic Inc. (Nasdaq: HLIT) today announced its unaudited results for the third quarter ended October 2, 2026.

“Our accelerating momentum led to a breakout third quarter with revenue growing 64% year over year, driven mainly by Rest-of-Market growth which more than doubled year over year,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “Additionally, we continued executing on our strategy by introducing new fiber and intelligence products including our Recon platform, Oyster+, cOS LoopTM and cOS SensAITM. We remain confident in our ability to deliver sustainable, profitable growth while simultaneously investing to significantly increase our addressable markets as outlined in our recent Investor Day.”

Financial and Business Highlights for Continuing Operations1

	Q3 2026
	GAAP	Non-GAAP
	(Unaudited, in millions, except per share data)
Net revenue	$148.8	$	n/a
Operating profit (1)	26.2		33.0
Net income per share (1)	$0.16		$0.23
•
Backlog and deferred revenue of $534.0 million, an increase of 58%, compared to $338 million last year
•
Cash: $142.8 million at October 2, 2026, compared to $124.1 million at December 31, 2025
•
$160 million available under our revolving credit facility at October 2, 2026, compared to $85 million at July 3, 2026, due to a $75 million repayment in the third quarter

Business Highlights

•
Commercially deployed our cOS™ solution with 167 customers, serving 52.6 million CPE devices, with ongoing expansion across all tier-1 accounts and new customer wins
•
Rest-of-Market bookings represented over 60% of total Q3 bookings, reflecting meaningful progress in customer diversification
•
Launched cOS SensAI, a recurring revenue service, in September following extended trials; secured first customer wins and began migrating existing cloud customers to the platform
•
Unveiled Recon, developed in collaboration with Comcast, extending Harmonic’s intelligence portfolio to fiber reliability and helping operators detect and resolve network issues before subscribers are affected
•
Acquired a vendor-agnostic fiber management and provisioning platform company

(1) Includes stranded costs of approximately $1.5 million for Q3 2026.

Discontinued Operations - Video Business

The results of the Company's Video Business are presented as held-for-sale and discontinued operations in the condensed consolidated statements of operations and condensed consolidated balance sheets for all periods presented in this press release. As previously announced, on December 8, 2025, the Company entered into a Put Option Agreement to sell its Video business to Leone Media Inc. (d/b/a MediaKind) for a purchase price of $145 million in cash (the "Disposition"). On March 20, 2026, MediaKind and the Company executed the Asset Purchase Agreement (the "APA") for the Disposition.

On June 16, 2026, the Company and MediaKind completed the Disposition. Proceeds from the sale were $137.9 million paid at closing, subject to final post-closing adjustments under the terms of the APA. Following the Disposition, Harmonic operates as a pure-play broadband company with a single reportable segment: Broadband. As such, and unless stated otherwise, all results presented in the following table reflect those of continuing operations. The Company and MediaKind are in the process of finalizing the post-closing adjustments, which are currently expected to be completed in the first quarter of 2027.

Select Financial Information for Continuing Operations 2

	GAAP			Non-GAAP
Key Financial Results	Q3 2026	Q2 2026	Q3 2025	Q3 2026	Q2 2026	Q3 2025
	(Unaudited, in millions, except per share data)
Net revenue	$148.8	$133.5	$90.5	n/a	n/a	n/a
Operating profit (1)	$26.2	$23.6	$4.0	$33.0	$31.3	$10.1
Net income (loss) per share	$0.16	$0.16	$(0.00)	$0.23	$0.21	$0.07

Other Financial Information	Q3 2026	Q2 2026	Q3 2025
	(Unaudited, in millions)
Bookings for the quarter	$105.9	$144.3	$97.4
Backlog and deferred revenue as of quarter end	$534.0	$587.6	$338.0
Cash and cash equivalents as of quarter end	$142.8	$231.9	$127.4

Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”

(1) Includes stranded costs of approximately $1.5 million in Q3 2026, $2.3 million in Q2 2026, and $2.2 million in Q3 2025.

GAAP Financial Guidance for Continuing Operations3

	Q4 2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$141	$151
Gross margin %	51.0%	52.0%
Operating profit (2)	$22	$28
Tax rate	31.0%	31.0%
Net income per share	$0.13	$0.16
Shares (3)	109.2	109.2

	2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$545	$555
Gross margin %	51.9%	52.3%
Operating profit (2)	$93	$99
Tax rate	31.0%	31.0%
Net income per share	$0.54	$0.57
Shares (3)	110.2	110.2

Non-GAAP Financial Guidance for Continuing Operations

	Q4 2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	51.0%	52.0%
Gross profit	$72	$79
Operating profit (2)	$28	$34
Tax rate	23.0%	23.0%
Net income per share	$0.19	$0.23
Shares (3)	109.2	109.2

	2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	52.1%	52.4%
Gross profit	$284	$291
Operating profit (2)	$118	$124
Tax rate	23.0%	23.0%
Net income per share	$0.80	$0.84
Shares (3)	110.2	110.2

(1) Refer to "Use of Non-GAAP Financial Measures" and "GAAP to Non-GAAP Reconciliations on Financial Guidance" below. Components may not sum due to rounding.

(2) Includes approximately $1.5 million and $7.6 million of stranded costs associated with the Video business divestiture for Q4 2026 and FY 2026, respectively.

(3) Diluted shares assume stock price of $11.98 (Q3 2026 average price).

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Monday, November 2, 2026. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BI3ab9c6deda3a4df08222bd943609a117. A replay will be available after 5:00 p.m. PT on the same website.

About Harmonic Inc.

Harmonic (Nasdaq: HLIT), the worldwide leader in virtualized broadband solutions, is transforming multi-gigabit connectivity. The company's industry-leading cOS™ virtualized broadband platform, suite of solutions for fiber and DOCSIS, and a growing portfolio of AI-powered network intelligence solutions, enable broadband service providers to simplify operations, deliver exceptional subscriber experiences and expand revenue streams. With thousands of vCMTS servers and hundreds of thousands of RPDs deployed globally, Harmonic powers next-generation broadband services with five-nines reliability. Anchored with a customer-first approach and driven by a legacy of innovation, Harmonic supports broadband service providers at every stage of their network evolution. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements related to our expectations regarding: net revenue; gross margins; operating expenses; operating income (loss), including stranded costs associated with the disposition of the Video business; tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, in no particular order, the following: customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable or telco industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband business will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOS™ product solutions; dependence on various broadband industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; and the impact on our business of natural disasters. In some cases, you can identify forward-looking statements by terminology such as, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Asset impairment and related charges - We exclude impairment and related charges due to the nature of such expenses being unusual and arising outside the ordinary course of continuing operations. These costs primarily consist of impairments of goodwill, fixed assets, right-of-use assets and related leasehold improvements, and other unrecoverable facility costs due to the intended change in use of certain leased space.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Divestiture related employee compensation costs - There were non-recurring costs that we excluded from Non-GAAP results relating to employee compensation costs resulting from the divestiture.

Restructuring and related charges - Harmonic from time to time incurs restructuring charges which primarily consist of employee severance, one-time termination benefits related to the reduction of its workforce, and other costs. These charges are associated with material business shifts. We exclude these items because we do not believe they are reflective of our ongoing long-term business and operating results.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance.

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	October 2, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$142,841	$124,105
Accounts receivable, net of allowances for credit losses of $413 and $227 as of October 2, 2026 and December 31, 2025, respectively	117,110	85,935
Inventories	94,825	47,840
Prepaid expenses and other current assets	24,856	12,530
Assets held for sale	—	223,961
Total current assets	379,632	494,371
Property and equipment, net	23,577	25,648
Operating lease right-of-use assets	11,596	13,687
Goodwill	64,587	60,900
Deferred income taxes, net	90,910	104,043
Other non-current assets	18,801	19,834
Total assets	$589,103	$718,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,944	$2,944
Accounts payable	56,435	23,093
Deferred revenue	20,435	31,519
Operating lease liabilities	5,563	6,433
Other current liabilities	70,781	48,288
Liabilities to be disposed of	—	85,671
Total current liabilities	156,158	197,948
Long-term debt	33,410	109,140
Operating lease liabilities, non-current	12,208	14,664
Other non-current liabilities	11,771	13,485
Total liabilities	213,547	335,237
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 108,965 and 111,186 shares issued and outstanding at October 2, 2026 and December 31, 2025, respectively	109	111
Additional paid-in capital	2,488,443	2,466,177
Accumulated deficit	(2,103,595)	(2,076,406)
Accumulated other comprehensive loss	(9,401)	(6,636)
Total stockholders’ equity	375,556	383,246
Total liabilities and stockholders’ equity	$589,103	$718,483

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	October 2, 2026	September 26, 2025	October 2, 2026	September 26, 2025
Revenue:
Appliance and integration	$137,187	$76,179	$357,962	$220,305
SaaS and service	11,651	14,313	46,033	41,983
Total net revenue	148,838	90,492	403,995	262,288
Cost of revenue:
Appliance and integration	67,726	42,253	174,997	116,339
SaaS and service	3,993	5,940	18,376	17,384
Total cost of revenue	71,719	48,193	193,373	133,723
Total gross profit	77,119	42,299	210,622	128,565
Operating expenses:
Research and development	23,558	18,701	65,638	56,357
Selling, general and administrative	27,300	18,681	74,215	58,944
Asset impairment and related charges	205	—	633	1,637
Restructuring and related charges	(103)	887	(103)	1,315
Total operating expenses	50,960	38,269	140,383	118,253
Income from operations	26,159	4,030	70,239	10,312
Interest income (expense), net	231	(1,001)	(1,930)	(3,402)
Other income (expense), net	(591)	440	(1,212)	(1,373)
Income before income taxes	25,799	3,469	67,097	5,537
Provision for income taxes	7,705	3,984	22,304	4,540
Income (loss) from continuing operations, net of tax	18,094	(515)	44,793	997
Income (loss) from discontinued operations, net of tax	(3,456)	3,209	(25,170)	10,508
Net income	$14,638	$2,694	$19,623	$11,505

Net income (loss) per share:
Basic:
Continuing operations	$0.17	$(0.00)	$0.41	$0.01
Discontinued operations	(0.04)	0.02	(0.23)	0.09
Basic net income per share	$0.13	$0.02	$0.18	$0.10

Diluted:
Continuing operations	$0.16	$(0.00)	$0.41	$0.01
Discontinued operations	(0.03)	0.02	(0.23)	0.09
Diluted net income per share	$0.13	$0.02	$0.18	$0.10

Weighted average common shares:
Basic	109,111	112,982	109,161	114,221
Diluted	110,259	112,982	110,433	114,602

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands) 4

	Nine Months Ended
	October 2, 2026	September 26, 2025
Cash flows from Continuing and Discontinued Operations
Cash flows from operating activities:
Net income	$19,623	$11,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,315	8,215
Asset impairment and related charges	633	1,637
Stock-based compensation	27,524	23,486
Foreign currency remeasurement	(88)	446
Deferred income taxes, net	21,875	(3,120)
Loss on divestiture	6,566	—
Provision for excess and obsolete inventories	1,429	2,789
Other	95	61
Changes in operating assets and liabilities:
Accounts receivable, net	(35,481)	74,121
Inventories	(51,525)	(3,944)
Prepaid expenses and other assets	(11,021)	10,359
Accounts payable	34,264	(13,785)
Deferred revenues	(4,252)	1,173
Other liabilities	5,992	(17,265)
Net cash provided by operating activities	23,949	95,678
Cash flows from investing activities:
Net proceeds from divestiture, net of cash retained and transaction costs (1)	131,963	—
Acquisitions of businesses, net of cash acquired	(1,809)	—
Purchases of property and equipment	(5,831)	(8,404)
Net cash provided by (used in) investing activities	124,323	(8,404)
Cash flows from financing activities:
Proceeds from long-term debt	170,000	95,000
Repayment of long-term debt and other borrowings	(248,644)	(101,897)
Repurchase of common stock	(46,582)	(65,757)
Proceeds from other borrowings	—	3,835
Proceeds from common stock issued to employees	4,534	5,983
Taxes paid related to net share settlement of equity awards	(6,740)	(3,795)
Net cash used in financing activities	(127,432)	(66,631)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,089)	5,283
Net increase in cash and cash equivalents and restricted cash	18,751	25,926
Cash and cash equivalents and restricted cash at beginning of period (2)	124,461	101,789
Cash and cash equivalents and restricted cash at end of period	$143,212	$127,715

Cash and cash equivalents and restricted cash at end of period
Cash and cash equivalents	$142,841	$127,376
Restricted cash included in other current assets	371	339
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statement of cash flows	$143,212	$127,715

1 Net proceeds from divestiture includes transaction costs of $3.8 million and cash retained in the business sold of $2.1 million.

2 Restricted cash included in other current assets was $0.4 million and $0.3 million as of December 31, 2025 and 2024 respectively.

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	October 2, 2026	September 26, 2025
Supplemental cash flow disclosure:
Income tax payments, net	$5,532	$14,496
Interest payments, net	1,999	2,897
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	934	968
Acquisition holdback consideration not yet paid	$1,631	$—

Harmonic Inc.

Preliminary GAAP Revenue Information

(Unaudited, in thousands, except percentages)5

	Three Months Ended
	October 2, 2026		July 3, 2026		September 26, 2025
Geography
Americas	$133,063	90%	$120,603	91%	$80,040	88%
EMEA	10,993	7%	8,421	6%	9,717	11%
APAC	4,782	3%	4,438	3%	735	1%
Total	$148,838	100%	$133,462	100%	$90,492	100%

Customer
Top 2 customers (1)	$80,103	54%	$84,053	63%	$56,306	62%
Rest-of-Market	68,735	46%	49,409	37%	34,186	38%
Total	$148,838	100%	$133,462	100%	$90,492	100%

	Nine Months Ended
	October 2, 2026		September 26, 2025
Geography
Americas	$360,096	89%	$235,346	90%
EMEA	29,873	7%	24,113	9%
APAC	14,026	4%	2,829	1%
Total	$403,995	100%	$262,288	100%

Customer
Top 2 customers (1)	$235,257	58%	$165,420	63%
Rest-of-Market	168,738	42%	96,868	37%
Total	$403,995	100%	$262,288	100%

(1) Based on largest subscriber footprint

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended October 2, 2026
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$148,838	$77,119	$50,960	$26,159	$(360)	$18,094
Stock-based compensation	—	402	(5,655)	6,057	—	6,057
Restructuring and related charges	—	—	103	(103)	—	(103)
Non-recurring advisory fees	—	—	(214)	214	—	214
Divestiture related employee compensation costs	—	—	(450)	450	—	450
Lease-related asset impairment and other charges (1)	—	—	(205)	205	—	205
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	202
Total adjustments	—	402	(6,421)	6,823	—	7,025
Non-GAAP	$148,838	$77,521	$44,539	$32,982	$(360)	$25,119
As a % of revenue (GAAP)		51.8%	34.2%	17.6%	(0.2)%	12.2%
As a % of revenue (Non-GAAP)		52.1%	29.9%	22.2%	(0.2)%	16.9%
Diluted net income per share:
GAAP						$0.16
Non-GAAP						$0.23
Shares used in per share calculation:
GAAP and Non-GAAP						110,259

(1) Includes impairment charges of $0.2 million for right-of-use assets.

	Three Months Ended July 3, 2026
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$133,462	$69,888	$46,257	$23,631	$(1,661)	$17,051
Stock-based compensation	—	808	(6,476)	7,284	—	7,284
Lease-related asset impairment and other charges (1)	—	—	(428)	428	—	428
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(1,908)
Total adjustments	—	808	(6,904)	7,712	—	5,804
Non-GAAP	$133,462	$70,696	$39,353	$31,343	$(1,661)	$22,855
As a % of revenue (GAAP)		52.4%	34.7%	17.7%	(1.2)%	12.8%
As a % of revenue (Non-GAAP)		53.0%	29.5%	23.5%	(1.2)%	17.1%
Diluted net income per share:
GAAP						$0.16
Non-GAAP						$0.21
Shares used in per share calculation:
GAAP and Non-GAAP						109,682

(1) Includes impairment charges of $0.1 million for right-of-use assets and $0.3 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$90,492	$42,299	$38,269	$4,030	$(561)	$(515)
Stock-based compensation	—	125	(5,032)	5,157	—	5,157
Restructuring and related charges	—	—	(887)	887	—	887
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	1,986
Total adjustments	—	125	(5,919)	6,044	—	8,030
Non-GAAP	$90,492	$42,424	$32,350	$10,074	$(561)	$7,515
As a % of revenue (GAAP)		46.7%	42.3%	4.5%	(0.6)%	(0.6)%
As a % of revenue (Non-GAAP)		46.9%	35.7%	11.1%	(0.6)%	8.3%
Diluted net income (loss) per share:
GAAP						$(0.00)
Non-GAAP						$0.07
Shares used in per share calculation:
GAAP						112,982
Non-GAAP						113,323

	Nine Months Ended October 2, 2026
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$403,995	$210,622	$140,383	$70,239	$(3,142)	$44,793
Stock-based compensation	—	1,475	(17,430)	18,905	—	18,905
Restructuring and related charges	—	—	103	(103)	—	(103)
Non-recurring advisory fees	—	—	(214)	214	—	214
Divestiture related employee compensation costs	—	—	(450)	450	—	450
Lease-related asset impairment and other charges (1)	—	—	(633)	633	—	633
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,875
Total adjustments	—	1,475	(18,624)	20,099	—	21,974
Non-GAAP	$403,995	$212,097	$121,759	$90,338	$(3,142)	$66,767
As a % of revenue (GAAP)		52.1%	34.7%	17.4%	(0.8)%	11.1%
As a % of revenue (Non-GAAP)		52.5%	30.1%	22.4%	(0.8)%	16.5%
Diluted net income per share:
GAAP						$0.41
Non-GAAP						$0.60
Shares used in per share calculation:
GAAP and Non-GAAP						110,433

(1) Includes impairment charges of $0.3 million for right-of-use assets and $0.3 million related to the fair value of other unrecoverable facility costs.

	Nine Months Ended September 26, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$262,288	$128,565	$118,253	$10,312	$(4,775)	$997
Stock-based compensation	—	743	(15,086)	15,829	—	15,829
Restructuring and related charges	—	—	(1,315)	1,315	—	1,315
Lease-related asset impairment and other charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(566)
Total adjustments	—	743	(18,038)	18,781	—	18,215
Non-GAAP	$262,288	$129,308	$100,215	$29,093	$(4,775)	$19,212
As a % of revenue (GAAP)		49.0%	45.1%	3.9%	(1.8)%	0.4%
As a % of revenue (Non-GAAP)		49.3%	38.2%	11.1%	(1.8)%	7.3%
Diluted net income per share:
GAAP						$0.01
Non-GAAP						$0.17
Shares used in per share calculation:
GAAP and Non-GAAP						114,221

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements, and $0.9 million related to the fair value of other unrecoverable facility costs.

Harmonic Inc.

GAAP to Non-GAAP Reconciliations on Financial Guidance (Unaudited)(1)

(In millions, except percentages and per share data)6

	Q4 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Net Income
GAAP	$141	to	$151	$72	to	$79	$50	to	$51	$22	to	$28	$14	to	$18
Stock-based compensation		—			—			(6)			6			6
Tax effect of Non-GAAP adjustments		—			—			—			—			1
Total adjustments		—			—			(6)			6		7	to	7
Non-GAAP	$141	to	$151	$72	to	$79	$44	to	$45	$28	to	$34	$21	to	$25
As a % of revenue (GAAP)				51.0%	to	52.0%	35.5%	to	33.8%	15.6%	to	18.5%	9.9%	to	11.9%
As a % of revenue (Non-GAAP)				51.0%	to	52.0%	31.2%	to	29.8%	19.9%	to	22.5%	14.9%	to	16.6%
Diluted net income per share:
GAAP													$0.13	to	$0.16
Non-GAAP													$0.19	to	$0.23
Shares used in per share calculation:
GAAP and Non-GAAP													109.2

	FY 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Income from Operations			Net Income
GAAP	$545	to	$555	$283	to	$290	$190	to	$191	$93	to	$99	$59	to	$63
Stock-based compensation		—			1			(23)			24			24
Lease-related asset impairment and related charges		—			—			(1)			1			1
Tax effect of Non-GAAP adjustments		—			—			—			—			4
Total adjustments		—			1			(24)			25		29	to	29
Non-GAAP	$545	to	$555	$284	to	$291	$166	to	$167	$118	to	$124	$88	to	$92
As a % of revenue (GAAP)				51.9%	to	52.3%	34.9%	to	34.4%	17.1%	to	17.8%	10.8%	to	11.4%
As a % of revenue (Non-GAAP)				52.1%	to	52.4%	30.5%	to	30.1%	21.7%	to	22.3%	16.1%	to	16.6%
Diluted net income per share:
GAAP													$0.54	to	$0.57
Non-GAAP													$0.80	to	$0.84
Shares used in per share calculation:
GAAP and non-GAAP													110.2

(1) Components may not sum to total due to rounding.